                                                                    EXHIBIT 99.2

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of February 19, 2002, by and among divine, inc., a Delaware corporation (the "Corporation"), and those individuals listed on EXHIBIT A attached hereto (collectively, the "Holders" and each individually, a "Holder").

                                    RECITALS

     A. The Corporation, divine NetUnlimited, Inc., a North Carolina corporation ("MergerSub"), and NetUnlmited, Inc., a North Carolina corporation ("NetUnlimited"), have entered into that certain Agreement and Plan of Merger, dated as of February 5, 2002 (the "Merger Agreement"), pursuant to which MergerSub will be merged with and into NetUnlimited and the Holders shall receive at the Effective Time (as defined in the Merger Agreement) up to 365,020 shares of Class A Common Stock of the Corporation (the "Shares") in the aggregate as consideration thereunder, with such Shares being issued to, and allocated among, the Holders as set forth opposite each such Holder's name in the appropriate column on EXHIBIT A hereto.

     B. It is a condition precedent to the Merger Agreement that the Corporation and the Holders enter into this Agreement;

     C.   The Corporation and the Holders desire to enter into this Agreement.

                                   AGREEMENTS

     In consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  DEFINITIONS. As used in this Agreement:

     "Class A Common Stock" means the Class A Common Stock, $0.001 par value per share of the Corporation.

     "Closing" has the meaning set forth in the Merger Agreement.

     "Commission" means the United States Securities and Exchange Commission or any successor thereto.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute and the rules and regulations promulgated thereunder, as the same shall be in effect from time to time.

     "Person" means an individual, corporation, partnership, limited liability company, limited partnership, syndicate, person (including, without limitation, a "Person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

     "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act.

     "Registrable Shares" means at any time (i) any Shares then outstanding;
(ii) any shares of Class A Common Stock then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect or in replacement of any Shares; and (iii) any shares of Class A Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of any shares referred to in (i) or (ii); provided, however, that Registrable Shares shall not include any shares (a) which have been disposed of pursuant to an effective registration statement under the Securities Act, (b) sold or otherwise transferred in a transaction in which the rights under the provisions of this Agreement have not been assigned, or (c) which have been sold under Rule 144. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Shares whenever such Person has the then-existing right to acquire such Registrable Shares (by conversion or otherwise), whether or not such acquisition actually has been effected.

     "Rule 144" means Rule 144 (including Rule 144(k)) of the Commission under the Securities Act or any successor provision then in force under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute and the rules and regulations promulgated thereunder, as the same shall be in effect from time to time.

     2.   MANDATORY REGISTRATION.

     (a) Within thirty (30) days after the Closing, the Corporation shall file with the Commission, a registration statement on Form S-3, which shall register, either by themselves or together with other shares of Class A Common Stock, the Registrable Shares for resale. The Corporation, with the assistance of the Holders as reasonably requested by the Corporation, shall promptly respond to any Commission comments on such registration statement and shall otherwise use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable.

     (b) The Corporation shall comply with all applicable provisions of and rules under the Securities Act and state securities laws in the preparation and filing of such registration statement. Without limiting the foregoing, the Corporation shall ensure that such registration statement does not, as of its effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (provided that the Corporation shall not be responsible for the accuracy or completeness of any information relating to any of the Holders or furnished by any of the Holders in writing for inclusion in such registration statement).

     3. REGISTRATION PROCEDURES. The Corporation will use commercially reasonable efforts to effect the registration of the Registrable Shares and, pursuant thereto, the Corporation will as expeditiously as reasonably possible:


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     (a)  prepare and file with the Commission a registration statement with respect to such Registrable Shares and use commercially reasonable efforts to cause such registration statement to become and remain effective for a period of two (2) years;

     (b) the Corporation shall include a "Plan of Distribution" section in the prospectus contained in such registration statement and indicate therein that selling stockholders may offer the Registrable Shares from time to time in open market transactions (which may include block transactions) or otherwise in the over-the-counter market through the Nasdaq National Market, in private transactions or in any other manner of distribution reasonably requested by the selling stockholders and permitted by law and that the selling stockholders may effect such transactions by selling the shares to or through broker-dealers or in underwritten offerings or as otherwise reasonably requested by the selling stockholders and permitted by law.

     (c) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement;

     (d) furnish to each of the Holders, without charge, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents any Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder;

     (e) notify each of the Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Corporation will promptly prepare and file with the Commission a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (and the Holders shall suspend the use of the prospectus until the requisite changes thereto have been made);

     (f) use commercially reasonable efforts to cause all such Registrable Shares to be listed on each securities exchange or market on which the Common Stock is then listed;

     (g) use commercially reasonable efforts to cause such Registrable Shares to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Shares;

     (h) provide a transfer agent and registrar for all such Registrable Shares not later than


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     the effective date of such registration statement;

     (i) enter into such customary agreements (and take such other actions as are reasonably required) in order to expedite or facilitate the disposition of such Registrable Shares;

     (j) advise each of the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if any such stop order shall be issued (and, if such stop order shall be issued, the Holders shall suspend the use of the prospectus until it shall be withdrawn); and

     (k) provide counsel selected (and except as set forth in this Agreement, paid for) by Holders of a majority of the Registrable Shares with an adequate and reasonable opportunity to (i) review and comment upon the preparation of such registration statement and (ii) review in advance copies of all documents proposed to be filed with the Commission therewith; and

     (l) notwithstanding any provision of this Section 3 to the contrary, the Corporation may delay amending or supplementing a prospectus if (i) such amendment or supplement would require the Corporation to disclose a material financing, acquisition or other transaction then being pursued by the Corporation and the Corporation shall determine in good faith that such disclosure is not in the best interests of the Corporation or would materially interfere with such transaction or (ii) the Corporation shall determine in good faith that there is a valid business purpose or reason for suspending the use of such prospectus in accordance with Section 3(e) hereof instead of making such amendment or supplement; provided that, in either case, the suspension of the use of such prospectus shall be for a reasonable period not to exceed sixty (60) days in any one (1) year period.

     4.   HOLDERS' REPRESENTATIONS AND WARRANTIES.

     (a) Each Holder severally but not jointly represents and warrants with respect to himself that he: (i) confirms that, to each such Holder's knowledge, the Shares were not offered to him by any means of general solicitation or general advertising; (ii) is acquiring the Shares for his own account, for investment purposes only, and not with a view towards the sale or other distribution thereof, in whole or in part, prior to the registration thereof pursuant to the terms and conditions of this Agreement; (iii) understands that the Shares have not been registered under the securities laws of any state or under the Securities Act and are offered in reliance on exemptions therefrom, that the Shares have not been approved or disapproved by the SEC or by any other federal or state agency; (iv) understands that, prior to the registration thereof pursuant to the terms and conditions of this Agreement: (A) there are restrictions on the transferability of the Shares; (B) owners of the Shares have only such rights to require the Shares be registered under the Securities Act as provided in this Agreement; and (C) it may not be possible for him to sell the Shares and accordingly, he may have to hold the Shares, and bear the economic risk of this investment for an extended period of time; and (v) is a resident of the state indicated alongside his name on EXHIBIT A to the Agreement.

     (b) Each Holder agrees that the certificates for the Shares received shall bear the following legend:

          The Shares represented by this certificate have not been registered under the Securities Act of 1933 or with any state securities commission, and may not be transferred or disposed of by the holder in the absence of a registration statement which is effective under the Securities Act of 1933, as amended, and applicable state laws and rules, or unless, immediately prior to the time set for transfer, such transfer can be effected without violation of the Securities Act of 1933, as amended, and other applicable state laws and rules.

In addition, each Holder acknowledges and agrees that the Corporation may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portions of the legend will be removed from the certificates for the Shares of any applicable Holder promptly upon delivery to the Corporation of such satisfactory evidence as may be reasonably required by the Corporation that such legend is not required to ensure compliance with the Securities Act and, in any event, promptly following the effectiveness of the registration statement filed with respect to the Registrable Shares.

     5.   HOLDERS' COVENANTS.

     (a) Each of the Holders shall furnish to the Corporation in writing such information relating to it as the Corporation may reasonably request in writing in connection with the preparation of such registration statement, and each Holder agrees to notify the Corporation as promptly as reasonably practicable of any inaccuracy or change in information it has previously furnished to the Corporation or of the happening of any event, in either case as a result of which any prospectus relating to such registration contains an untrue statement of a material fact regarding any Holder or the distribution of such Registrable Shares or omits to state any material fact regarding any Holder or the distribution of such Registrable Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and to promptly furnish to the Corporation any additional information required to correct and update any previously furnished information or required such that such prospectus shall not contain, with respect to any Holder or the distribution of such Registrable Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

     (b) Each of the Holders agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 3(e),
(j) or (l) hereof, each of the Holders will forthwith discontinue disposition of such Registrable Shares covered by such registration statement or prospectus until each of the Holders' receipt of the copies of the supplemental or amended prospectus relating to such registration statement or prospectus, or until each Holder is advised in writing by the Corporation that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in such prospectus, and, if so directed by the Corporation, each Holder will deliver to the Corporation all copies, other than permanent file copies then in the Holders' possession, of the prospectus covering the Registrable Shares current at the time of receipt of such notice provided, that in any case, the suspension of the use of such prospectus shall be for a reasonable period not to exceed sixty (60) days in any one year period. Notwithstanding the foregoing, the Holders may from time to time dispose of the Registrable Shares without using or delivering such prospectus in connection therewith under Rule 144 or any other exemption from the requirement of the use and delivery of a prospectus to potential buyers of securities in connection with such disposition.

     6.   REGISTRATION EXPENSES.

     6.1. CORPORATION'S EXPENSES. All expenses incident to the Corporation's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities, listing fees, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Corporation and all independent certified public accountants and other Persons retained by the Corporation (all such expenses being herein called "Registration Expenses") shall be borne by the Corporation. In addition, the Corporation shall pay the reasonable fees and expenses of Womble Carlyle Sandridge & Rice, PLLC, as counsel for the Holders with respect to the review and comment on the registration statement, which fees shall not exceed $50,000 in the aggregate.

     6.2. HOLDER'S EXPENSES. Notwithstanding anything to the contrary contained herein, each Holder shall bear and pay all transfer taxes applicable to the Registrable Shares sold for each such Holder's account and all fees and disbursements of counsel such Holder retains in connection with the registration of Registrable Shares.

     7.   INDEMNIFICATION.

     7.1. BY THE CORPORATION. The Corporation agrees to indemnify, to the fullest extent permitted by law, the Holders and any other holder of Registrable Shares participating in the registration, and each of their managers, officers and directors and each Person who controls such holders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including without limitation, attorneys' fees) ("Liabilities") caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same. The payments required by this Section 7.1 will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

     7.2. BY THE HOLDERS. In connection with any registration statement in which any of the Holders or another holder of Registrable Shares is participating, each such holder shall furnish to

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the Corporation in writing such information and affidavits as the Corporation reasonably requests relating to information about the holder for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, shall indemnify the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of the Securities Act) against any Liabilities resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission related to such holder and is contained in any information or affidavit so furnished in writing by such holder specifically for use in such registration statement; provided that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Shares, and the liability of each such holder of Registrable Shares under this Section 7 (including under Section 7.4 below) shall be limited to the net amount received by such holder from the sale of Registrable Shares pursuant to such registration statement.

     7.3. PROCEDURE. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, provided any such failure shall not relieve the indemnifying party of liability hereunder, except to the extent that the indemnifying party is prejudiced or injured by such failure, and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

     7.4. CONTRIBUTION. To the extent any indemnification by an indemnifying party provided for in this Section 7 is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined solely by pro rata allocation or by any other method of



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allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     7.5. SURVIVAL. The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

     8. COMPLIANCE WITH RULE 144. At the request of any Holder if it proposes to sell securities in compliance with Rule 144 of the Commission, the Corporation will (i) forthwith furnish to such Holder, upon request, a written statement of compliance with the filing requirements of the Commission as set forth in Rule 144, as such rule may be amended from time to time, and (ii) use its reasonable best efforts to make available to the public and such Holder such information as will enable such Holder to make sales pursuant to Rule 144.

     9.   MISCELLANEOUS.

     9.1. OTHER REGISTRATION RIGHTS. The Corporation may hereafter grant to any Person or Persons the right to request the Corporation to register any equity securities of the Corporation, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of the Registrable Shares.

     9.2. ASSIGNMENT OF REGISTRATION RIGHTS. The registration rights of any Holder under this Agreement with respect to any Registrable Shares may be assigned to any Person who acquires such Registrable Shares; PROVIDED that (a) such Holder shall give the Corporation written notice at or prior to the time of such assignment stating the name and address of the assignee and identifying the shares with respect to which the rights under this Agreement are being assigned;
(b) such assignee shall agree in writing, in form and substance reasonably satisfactory to the Corporation, to be bound to the same extent and in the same capacity as such Holder by the provisions of this Agreement; and (c) such assignee acknowledges, immediately following such assignment, the further disposition of such securities by such assignee is restricted under the Securities Act.

     9.3. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto, whether so expressed or not.

     9.4. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.



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     9.5. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of, and shall not be utilized in interpreting, this Agreement.

     9.6. NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand; (b) when sent by telecopier, provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three (3) days after being sent by Certified U.S. Mail, return receipt requested; or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                     If to the Corporation, to:

                     divine, inc.
                     1301 North Elston Avenue
                     Chicago, Illinois 60622
                     Attention:    General Counsel
                     Telecopy No.  (773) 394-6601

                     with a copy to:

                     Katten Muchin Zavis
                     525 West Monroe Street
                     Suite 1600
                     Chicago, Illinois  60661
                     Attention:    Patrick J. Morris, Esq.
                     Telecopy No.  (312) 902-1061

                     If to the Holders, to:

                     NetUnlimited, Inc.
                     101 North Chestnut Street
                     Suite 205
                     Winston-Salem, North Carolina 27101
                     Attention:    James Capps
                     Telecopy No.: (336) 722-8393

                     with a copy to:

                     Womble Carlyle Sandridge & Rice, PLLC
                     P.O. Drawer 84
                     200 West Second Street (27101)
                     Winston-Salem, North Carolina 27102
                     Attention:    Jeffrey C. Howland, Esq.
                     Telecopy No.  (336) 733-8371



                                       9

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     9.7. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Delaware applicable to contracts made and wholly to be performed in that state.

     9.8. AMENDMENTS AND WAIVERS. The provisions of this Agreement may be amended upon the written agreement of the Corporation and the Holders. Any waiver, permit, consent or approval of any kind or character on the part of any holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

     9.9. FINAL AGREEMENT. This Agreement, constitutes the complete and final agreement of the parties concerning the matters referred to herein and supersedes all prior agreements and understandings.

     9.10. EXECUTION. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     9.11. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any party.


                   Remainder of Page Intentionally Left Blank
                             Signature Page Follows.


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     IN WITNESS WHEREOF, the parties hereto have executed this Registration
Rights Agreement as of the date first above written.


                                   CORPORATION

                                   divine, inc.



                                   By:  /s/ AUTHORIZED SIGNATORY
                                        ----------------------------------
                                   Its:
                                        -----------------------------------



                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the undersigned Holder has duly executed this Registration Rights Agreement effective as of the date first above written.




                                   Signature:   /s/ AUTHORIZED SIGNATORY
                                                -------------------------------

                                   Print Name:
                                                -------------------------------



                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT A


Name                                                                       Shares
----                                                                       ------
                                                                            3,665
James W. Johnston
Stonemarker
380 Knollwood Street, Ste. 570
Winston-Salem, NC  27103
                                                                            2,930
Dr. Joseph A. Puma
1528 Boxthorne Lane
Winston-Salem, NC  27106
                                                                           32,330
Kim Westmoreland
4240 Allistair Road
Winston-Salem, NC  27104
                                                                            1,830
William T. Wilson, III
1056 W. Kent Road
Winston-Salem, NC  27104
                                                                           32,330
Todd Johnson
Two Morrocroft Centre
4064 Colony Road, Suite 450
Charlotee, NC  28211
                                                                            3,665
F. Hudnall Christopher
2837 Reynolds Drive
Winston-Salem, NC  27104
                                                                            2,930
John B. McKinnon
2020 Virginia Road
Winston-Salem, NC  27106
                                                                              135
Robyn Mixon
751 Roslyn Road
Winston-Salem, NC  27104
                                                                            1,465
James M. Myers
Myers and Co.
126 Cottage Place
Charlotte, NC  28207



                                                                              730
Robert B. Payne
399 Barber Loop
Mooresville, NC  28117
                                                                              730
Dr. Richard W. Hawkins
Colony Park Animal Hospital
3102 Sandy Creek Dr.
Durham, NC  27705
                                                                            1,465
Graham Bennett
Quality Oil Company
1540 Silas Creek Parkway
Winston-Salem, NC  27127
                                                                            2,930
Agnes R. Beane
1005 Airlie Road
Wilmington, NC  28403
                                                                            2,930
Dolph von Arx
4351 Gulfshores Blvd. N
Naples, FL  34103
                                                                              675
Robert McPherson
6119 Camberwell Lane
Kernersville, NC  27284
                                                                              170
Debbie Boissonneau
West 3rd St. Mgmt.
8 West 3rd Street
Winston-Salem, NC  27101
                                                                            5,870
Robert W. Lewis
21 Mohawk Way
Cohasset, MA  02025
                                                                            2,695
Robert Annechiarico
2104 Hollinswood Court
Winston-Salem, NC  27103
                                                                            1,010
Rob Hudspeth
311 Woodland Drive
Boone, NC  28607




Faye Barnes                                                                    85
113G Vineyard Brook CT
Winston-Salem, NC  27104

Ronald E. Anderson                                                            420
1005 Wharton Street
Winton-Salem, NC  27401

David Gallaher                                                                470
1020 Wendover Circle
Winston-Salem, NC  27104

Thomas C. Clark                                                               270
5211 Bethania Road
Winston-Salem, NC  27106

Dani Amendola                                                                 675
2131-F Cross Creek Ct.
Apartment F
High Point, NC  27262
                                                                            2,930
John W. Davis                                                               2,930
BT Alex Brown
200 W. Second Street, Suite 500
Winston-Salem, NC  27101

Jim Lambie                                                                  1,345
8 West Third Street, Suite M7
Winston-Salem, NC  27101

Lisbeth Evans                                                              40,140
8 West Third Street, Suite M7
Winston-Salem, NC  27101

Noel Hunter                                                                   470
P.O. Box 17383
Winston-Salem, NC  27116

J. Evans Wroten                                                            82,140
3372 Country Club Road
Wionston-Salem, NC  27104

James H. Caps, III                                                         38,570
1247 Shelter Cove
Winston-Salem, NC  27106




Robin Yates                                                                37,140
2801 St. George Road
Winston-Salem, NC  27103

Thomas Moore                                                                5,000
6005 Allington Court
Winston-Salem, NC  27104

Patrick Craig                                                               5,000
1135 Kenwood Street
Winston-Salem, NC  27101

Carol Wroten                                                               38,335
3615 Sunset Meadow Drive
Pearland, TX  77581

Patrick Brown                                                                 135
120 Powers Point Ct.
Winston-Salem, NC  27106

Bonnie Calhoun                                                                 65
219 Stanford Road
Winston-Salem, NC  27104

Nancy Davis                                                                   940
3002 Foxdown Court
Greensboro, NC  27410

David W. Dupree                                                             1,465
The Halifax Group
1133 Connecticut Ave., N.W., Suite 700
Washington, DC  20036

Julia Fox                                                                     210
418 Duke Street
Winston-Salem, NC  27103

William A. Hawkins                                                          2,200
Novoste Corp.
3890 Steve Reynolds Blvd.
Norcross, GA  30093


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David Hill                                                                     65
8920 Harpers Grove Lane
Clemmons, NC  27012

Estate of Mary Holton                                                       1,685
1807 Runnymeade Road
Winston-Salem, NC  27104

Kenneth Lobingier                                                             675
4010 Ivy Bluff Trail
Winston-Salem, NC  27106

Ashley Merrill                                                                270
627 Hawthorne Road
Winston-Salem, NC  27103

William L. Rogers                                                           1,465
The Halifax Group
1999 Avenue of the Stars, Suite 1200
Los Angeles, CA  90067

Julia Terry                                                                   270
1025 Rocky Top Drive
King, NC  27021

G. Kennedy Thompson                                                         1,830
615 Colville Road
Charlotte, NC  28207-2307

TOTAL                                                                     365,020